UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report June 18, 2024

(Date of earliest event reported)

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOH	New York Stock Exchange
Depository Shares, Each Representing 1/40th Interest in a Share of 4.375% Fixed Rate Non-Cumulative Preferred Stock, Series A	BOH.PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On June 21, 2024, Bank of Hawaii Corporation (the “Company”) issued and sold 6,600,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of 8.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”). On June 20, 2024, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences, special rights, and qualifications of the Series B Preferred Stock. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights). The Depositary Shares were sold in a public offering under the Company’s Registration Statement on Form S-3 (File No. 333-279344) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission and pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of June 18, 2024, with BofA Securities, Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters listed on Schedule I thereof. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Under the terms of the Series B Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any preferred stock ranking on parity with the Series B Preferred Stock (including the Company’s 4.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share) or junior to the Series B Preferred Stock is subject to certain restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series B Preferred Stock for the immediately preceding dividend period. The Series B Preferred has a liquidation preference of $1,000 per share.

The description of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, which is included as Exhibit 3.1 hereto and incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated as of June 21, 2024 (the “Deposit Agreement”), by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. The Series B Preferred Stock were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.1 and the form of Depositary Receipt is attached hereto as Exhibit 4.2. The foregoing description of the Deposit Agreement is entirely qualified by reference to such exhibit, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware. The terms of the Series B Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designations, which is attached hereto as Exhibit 3.1, both of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated June 18, 2024, by and between Bank of Hawaii Corporation and BofA Securities, Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC as representatives of the underwriters named in Schedule I thereto

3.1	Certificate of Designations of 8.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B

4.1	Deposit Agreement, dated June 21, 2024, by and among Bank of Hawaii Corporation, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts described therein

4.2	Form of Depositary Receipt (included in Exhibit 4.1 hereto)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024		Bank of Hawaii Corporation

By:		/s/ Patrick M. McGuirk
Patrick M. McGuirk
Vice Chair and Chief Administrative Officer